Exhibit 99.1

Clarient Issues Performance Update to Shareholders; Expects Continued Robust Profitable Growth in 2009

ALISO VIEJO, Calif.--(BUSINESS WIRE)--February 5, 2009--Clarient, Inc. (Nasdaq: CLRT), a premier anatomic pathology and molecular testing services resource for pathologists, oncologists and the pharmaceutical industry, today announced that the Company’s CEO, Ron A. Andrews, has issued a corporate update to shareholders:

Dear Clarient Shareholders:

After a crucial Allied victory early in World War II, Winston Churchill observed, “Now this is not the end. It is not even the beginning of the end. But it is, perhaps, the end of the beginning.”

January marked Clarient’s four year anniversary. During that time, we have made tremendous strides in transforming our business from an instrument systems company with one application to a molecular pathology services company with a large menu of Cancer Diagnostic applications. Today, we are merely at the end of the beginning of our work to help defeat cancer. Today, we are at the end of the beginning of our transition to being the premier resource for molecular-testing services for pathologists, oncologists, and the pharmaceutical industry.

Early in 2009, our transformation continues as does the market growth for molecular diagnostics for cancer prognosis and theranosis. Clarient is emerging as a leader with a full menu of advanced tests to analyze and characterize cancer. We are becoming financially stronger, better positioned in a competitive sector, and staffed with more talented people than ever before.

Clarient’s menu of cancer diagnostic services is growing, which is consistent with our long-term strategy. In 2008, we expanded our diagnostic services to include cancer markers for tumors of the colon, prostate, breast and lung. We will continue to increase the breadth and depth of our service menu and to expand our market penetration.

The addition of higher margin services and tests has allowed us to transition our sales mix and drive Clarient towards sustainable profitability. Another key measure of Clarient’s improved financial strength is adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). While the 2008 results are still being audited, for the first time since the beginning of Clarient’s transformation, we expect to report our first positive adjusted EBITDA year in 2008. These operating and financial trends are highly encouraging, however, there’s more work to be done. Managing Clarient’s robust growth demands focus and discipline. The opportunity to emerge as the leader in molecular pathology services has never been more accessible, yet our journey to reach that goal is just beginning.

A top priority for Clarient in 2009 and beyond is to design and implement improved internal controls over financial reporting, especially in our billing, collections and business processes. In mid-2008, we ended our use of third-party billing and collections services. Our transition to internally managed billing and collections operations is largely complete. In the near term, we will continue to manage the challenges with collections and provisions for doubtful accounts. Over time, we expect improved timeliness and information flow. In addition, we foresee realizing net cost savings through reduced bad-debt expense and the elimination of third-party service fees.

Monitoring our progress in controlling expenses and other business processes will be easier in the future. After a thorough analysis of our industry’s best practices, Clarient’s financial statements for YE 2008 and going forward will include more line items about operating expenses.

With our current momentum and expanding sales team, 2009 is shaping up to be a solid year. Some key milestones for 2009 are:

  Continued Revenue Growth: Management Guidance for 2009 Fiscal Year is $93M -$98M
  Full market launch of the Clarient InsightTM Dx Breast Cancer Profile
  Completion of our Sales Force expansion to 40 reps by mid year
  Positive EBITDA and Operating Profit for Fiscal 09

Our marketplace is at a major inflection point as more studies uncover the power that diagnostics have to drive therapeutic utility and apply personalized medicine at the point of care. Cancer patients continue to look for answers, and the new administration appears to have a keen insight about the significance of molecular diagnostic testing in improving patient outcomes and reducing overall healthcare costs. Companies like Clarient have the capability and responsibility to provide critical tests to support the quest for information. The launch of the Clarient Insight Dx product line comes at an opportune time as these market trends converge.

The events of 2008 were complex and unprecedented. The U.S. economy faces profound challenges and is sure to change in unforeseen ways. The full impact of these changes will take years to be known and understood. The condition of our economy underscores the importance and urgency with which Clarient must address the issues that we can control. That work is well underway. Unfortunately, people get cancer regardless of the economy. Clarient’s task at hand is to maintain the appropriate financial discipline during these challenging economic times, while aggressively providing the most advanced molecular diagnostic information to clinicians to assist in the management of this deadly disease!

Change is all around Clarient. We welcome it. We thrive on it. Every day, we recognize that we have a unique opportunity to revolutionize molecular-testing services and strive to achieve our ultimate goal – to defeat cancer. Our journey toward enhanced value – for patients, customers, employees and shareholders – is just beginning.

In the meantime, I am personally grateful for the confidence and support of our shareholders, board of directors and employees. With your guidance and energy, 2009 promises to be a great year!

Ron A. Andrews
Chief Executive Officer

About Clarient

Clarient combines innovative technologies with world-class expertise to assess and characterize cancer. Clarient's mission is to provide the services, resources and critical information to improve the quality and reduce the cost of patient care as well as accelerating the drug development process. The Company's principal customers include pathologists, oncologists, hospitals and biopharmaceutical companies. The rise of individualized medicine as the new direction in oncology has created the need for a centralized resource providing leading diagnostic technologies such as flow cytometry and molecular testing. Clarient is that resource, having created a state-of-the-art commercial cancer laboratory providing the most advanced oncology testing and drug development services available both onsite and over the web. Clarient is a Safeguard Scientifics partner company. www.clarientinc.com

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS) / Internet-based Businesses, Technology-Enabled Services and Vertical Software Solutions, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 million and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-Looking Statements

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the Company’s ability to continue to develop and expand its diagnostic services business, the Company’s ability to expand and maintain a successful sales and marketing organization, the Company’s ability to maintain compliance with financial and other covenants under the Company’s credit facilities, limitations on the Company’s ability to borrow funds under its credit facilities based on the Company’s qualified accounts receivable and other liquidity factors, the Company’s ability to obtain annual renewals of or replacements for its credit facilities, the effects of a going concern audit opinion on the Company’s operations, the Company’s ability to successfully transition its billing function in-house from a third-party vendor, whether the conditions to payment of all or any portion of the contingent consideration from the Company’s prior sale of its instrument systems business to Zeiss are satisfied, the Company’s ability to remediate the material weaknesses in the Company’s internal control over financial reporting, the continuation of favorable third-party payer reimbursement for laboratory tests, the Company’s ability to obtain additional financing on acceptable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in identifying and developing new diagnostic tests or novel markers, the Company’s ability to fund development of new diagnostic tests and novel markers and the amount of resources the Company determines to apply to novel marker development and commercialization, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to laboratory services, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.

Adjusted EBITDA Definition

“Adjusted EBITDA” is defined by the Company as income or loss from continuing operations before (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense and (iv) stock-based compensation expense. Adjusted EBITDA as defined by the Company may differ from non-GAAP measures used by other companies and is not a measurement under GAAP. Management believes that using Adjusted EBITDA as a metric can enhance an overall understanding of the Company’s expected financial performance from ongoing operations, and management uses Adjusted EBITDA for that purpose. We believe that Adjusted EBITDA is frequently used by analysts, investors and other interested parties in evaluating companies such as ours and that it provides a useful measure of our financial performance since its use eliminates the effects of period-to-period changes in costs associated with impairment of assets related to capital investments, interest on our debt, capital lease obligations and non-cash stock based compensation charges. In addition, under our credit facilities with Gemino Healthcare Finance LLC and Comerica Bank we are required to maintain minimum levels of Adjusted EBITDA.

There are limitations inherent in non-GAAP financial measures such as Adjusted EBITDA in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its revenue. Management compensates for these limitations in non-GAAP measures by also evaluating our performance based on traditional GAAP financial measures. Accordingly, in analyzing our future financial performance, investors should consider these non-GAAP results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

CONTACT:
Clarient
Leslie Angel, 949-425-5821
langel@clarientinc.com